John Hancock Global Shareholder Yield Fund

POWER OF ATTORNEY

I do hereby constitute and appoint, Kinga Kapuscinski, Nicholas J. Kolokithas, Christopher Sechler, Betsy Anne Seel, Steven Sunnerberg, Thomas Dee, Harsha Pulluru, Khimmara Greer, Sarah M. Coutu and Mara C.S. Moldwin, or any one of them, my true and lawful attorneys to execute a registration statement, and any amendments thereto, to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Investment Trust (the “Trust”), to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statement, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Trust’s registration statement on Form N-14 relating to the fund combination listed below and any amendments (including post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

Fund Reorganization

Tax-Advantaged Global Shareholder Yield Fund, a series of John Hancock Tax-Advantaged Global Shareholder Yield Fund, into

Global Shareholder Yield Fund, a series of John Hancock Funds III

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

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IN WITNESS HEREOF, I have hereunder set my hand on this instrument as of the 31 day of October 2024

Name	Signature	Title

William K. Bacic	/s/ William K. Bacic	Trustee

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